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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-I of our report dated March 11, 2003 (except for Note 2, which is dated April 5, 2004), relating to the consolidated financial statements of Epixtar Corp. and Subsidiaries (formerly Global Asset Holdings, Incorporated and Subsidiaries) for the years ended and December 31, 2001 December 31, 2002, and to the reference to our firm under the caption "Experts" in the prospectus.

                         /s/ Liebman, Goldberg & Drogin LLP
                         ----------------------------------
                         Liebman, Goldberg & Drogin LLP

Garden City, NY
January 14, 2005